Exhibit 10.11

INFOLOGIX, INC.

November     , 2006

[NAME]
c/o InfoLogix, Inc.
101 East County Line Road, Suite 210
Hatboro, PA 19040

Re:          Reverse Merger Lock-Up Agreement

Dear Mr.                    :

InfoLogix, Inc. (“InfoLogix” or the “Company”) plans to enter into a reverse merger transaction (the “Reverse Merger”) with a publicly-traded company, concurrently with a private placement of a minimum of 6,000,000 shares of Common Stock (the “Financing Transactions”).  The publicly-traded company, which is called “Pubco” for purposes of this lock-up agreement, will then succeed to and operate the business of InfoLogix under the current management of InfoLogix.  We currently expect to close these Financing Transactions on or around November     , 2006.  Pubco is not identified at this time due to securities regulations regarding “insider” knowledge of upcoming transactions involving publicly-traded securities.

You are, or will be in the future, a holder (a “Holder”) of (i) outstanding shares of common stock of InfoLogix, or (ii) stock options to purchase shares of common stock, which, if we are successful in closing the Financing Transactions, will be exchanged for Common Stock of Pubco (or, in the case of stock options, options to purchase Pubco Common Stock) (the “Pubco Shares”) following the Financing Transactions.

It is essential to the success of the Financing Transactions that the Company and its financial advisors can give comfort to potential investors that the “after market” for the Pubco Shares will not be disrupted by a very substantial block of shares being sold in an inappropriate fashion.

By signing and returning this agreement in the manner indicated below, you hereby agree not to, directly or indirectly, sell, contract to sell or otherwise transfer any of the Pubco Shares beneficially owned by you (your “Holdings”) until the first anniversary of the closing date of the Financing Transactions.  After the first anniversary of the closing date of the Financing Transactions, you may sell up to 50% of your Holdings through the second anniversary of such closing date.  After the second anniversary of the closing date of the Financing Transactions, all restrictions on your ability to sell Pubco Shares imposed by this agreement shall cease.

Pubco, acting with the consent of its financial advisors, may waive in writing any provision of this agreement if and only if (i) any such waiver is simultaneously applicable to all other Pubco Shares issued to holders, and (ii) at least five business days’ advance written notice of such waiver is provided to all holders.  In the event that a particular waiver applies to only a percentage of the Pubco Shares held  by each holder, then the percentage shall be identical for each such holder.

Because of the importance of the lock-up to the Financing Transactions, if you fail to execute and return this lock-up agreement to the Company, you may not be entitled to include any of your Pubco Shares in the Registration Statement that the Company intends to  file with the U.S. Securities and Exchange Commission following the closing of the Financing Transactions. Please note that there can be no assurance that such Registration Statement will be filed, will become effective or that any or all of your Pubco shares will be included therein.

By signing and returning this agreement, you further (i) represent and consent that you have full power and authority to enter into this lock-up agreement and that, upon request, you will execute any additional documents necessary or desirable in connection with this lock-up agreement and its enforcement; and (ii) understand that this lock-up agreement is irrevocable by you, all authority herein conferred by you or agreed to be conferred by you shall survive your death or incapacity, and any of your obligations hereunder shall be binding on you and your heirs, personal representatives, successors and assigns.

In order to enable the aforesaid covenant to be enforced, you hereby consent to the placing of a legend and/or stop-transfer order with the transfer agent of the Common Stock with respect to any of the Pubco Shares registered in your name or beneficially owned by you.

Whether the Financing Transactions actually occur depends on a number of factors.  Notwithstanding the foregoing, this lock-up agreement will terminate  on December 15, 2006, in the event that the Financing Transactions are not completed on or before such date.

Accordingly, to evidence your agreement to the terms hereof, please date, sign and return this lock-up agreement to the Company by courier, Federal Express or fax no later than the close of business on November 28, 2006.  If you return your signed lock-up agreement to the Company by fax, please promptly mail the executed copy of the lock-up agreement to the Company.

[SIGNATURE PAGE FOLLOWS]

Acknowledged and Agreed
this        day of November, 2006:

By:

Name:

Entity (if any):

Title (if Shares held by Entity):

RETURN TO THE COMPANY BY FAX: AT (215) 604-0695

-AND-

BY FEDERAL EXPRESS OR OVERNIGHT COURIER TO:

InfoLogix, Inc.
101 East County Line Road, Suite 210
Hatboro, Pennsylvania 19040
Attention: Chief Executive Officer
Tel: (215) 604-0691

Accepted:

INFOLOGIX, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]